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AMERICAS

US Legal Services

MICHAEL A. PIGNATELLA
COUNSEL
(860) 273-0261
FAX: (860) 273-9407
PignatellaM@ING-AFS.com

April 4, 2001


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

RE:     AETNA LIFE INSURANCE AND ANNUITY COMPANY
        POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-2 PROSPECTUS TITLE: AETNA MULTI-RATE ANNUITY
        FILE NO.:  333-48774

Dear Sirs:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I have represented the Company in connection with the Aetna Multi-Rate Annuity (the "Multi-Rate Annuity"), and the Form S-2 Registration Statement relating to the Multi-Rate Annuity.

In connection with this opinion, I have reviewed the Post-Effective Amendment No. 2 to the Registration Statement on Form S-2 for the Multi-Rate Annuity, including the prospectus, and relevant proceedings of the Board of Directors.

Based upon this review, and assuming the securities represented by the Multi-Rate Annuity are issued in accordance with the provisions of the prospectus, I am of the opinion that the securities, when sold, will have been legally issued, and will constitute a legal and binding obligation of the Company.

I further consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 2 to the Registration Statement.

Sincerely,

/s/ Michael A. Pignatella

Michael A. Pignatella


Hartford Site                           ING North America Insurance Corporation
151 Farmington Avenue, TS31
Hartford, CT 06156-8975